UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 24, 2007

UPSTREAM BIOSCIENCES INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-50331

(Commission File Number)

98-0371433

(IRS Employer Identification No.)

Suite 100 – 570 West 7th Avenue, Vancouver, British Columbia, Canada V5Z 4S6

(Address of principal executive offices and Zip Code)

(604) 707-5800

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

History of Acquisition of Pacific Pharma Technologies Inc.

On August 17, 2007, we entered into a share exchange agreement with Pacific Pharma Technologies Inc. and the shareholders of Pacific Pharma Technologies. Pursuant to the terms of the share exchange agreement, we agreed to acquire all of the issued and outstanding shares of common stock in the capital of Pacific Pharma Technologies in exchange for the issuance, by our company, of 520,000 common shares.

As contemplated by the share exchange agreement, the parties agreed to deposit the 520,000 common shares into escrow, to be released in accordance with the terms of an escrow agreement. In addition to the 520,000 shares, our company agreed to issue an additional 225,000 shares to the shareholders of Pacific Pharma Technologies, which shares the parties agreed to deposit in a performance-based escrow, to be released upon the achievement of certain milestones. The milestones are based upon the successful use and implementation of the technologies obtained through the acquisition of Pacific Pharma Technologies.

Closing of Acquisition of Pacific Pharma Technologies Inc.

The closing of the transactions contemplated in the Share Exchange Agreement occurred on August 24, 2007. In accordance with the closing of the Share Exchange Agreement, we acquired all of the issued and outstanding common shares in the capital of Pacific Pharma Technologies in consideration for the issuance, by our company, of 520,000 common shares. The 520,000 common shares were, upon issuance, deposited into escrow, to be released in accordance with the terms of an escrow agreement. We issued an additional 225,000 common shares at closing to the former shareholders of Pacific Pharma Technologies. The 225,000 common shares were, upon issuance, deposited into a performance-based escrow, to be released upon the achievement of certain milestones.

Pacific Pharma Technologies Inc.

Pacific Pharma Technologies owns certain proprietary technologies that our company intends to further research, develop and commercialize in order to enable the diagnosis and treatment of diseases involving anti-protozoan compounds using computational of quantitative structure-activity relationship (QSAR) processes.

Item 3.02 Unregistered Sales of Equity Securities.

Our common shares issued to the shareholders of Pacific Pharma Technologies pursuant to the Share Exchange Agreement were not registered with the Securities Exchange Commission or the securities commission of any United States state, and were issued in reliance upon an exemption from registration under the Securities Act of 1933. We issued the common shares to non U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

99.1	Press release dated August 27, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UPSTREAM BIOSCIENCES INC.

By: /s/ Joel Bellenson

Joel Bellenson
Chief Executive Officer

Dated: August 27, 2007

CW1387857.1